                                                                   EXHIBIT 10.14

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                              TOWNE SERVICES, INC.

                                       AND

                       CAPITAL APPRECIATION PARTNERS, L.P.

                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE 1 PURCHASE AND SALE OF SHARES.............................................................................1
         1.1      Purchase and Sale...............................................................................1
         1.2      Purchase Price..................................................................................1

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................1
         2.1      Organization and Good Standing; Governing Documents.............................................2
         2.2      Authority.......................................................................................2
         2.3      No Conflict or Breach...........................................................................2
         2.4      Consents and Approvals..........................................................................3
         2.5      Capitalization..................................................................................3
         2.6      Subsidiaries; Investments.......................................................................4
         2.7      Minute and Stock Transfer Books.................................................................4
         2.8      Financial Statements............................................................................4
         2.9      Books and Records...............................................................................5
         2.10     Title to Assets; Liens..........................................................................5
         2.11     Tangible Personal Property......................................................................6
         2.12     Contracts.......................................................................................6
         2.13     Receivables.....................................................................................7
         2.14     Intellectual Property...........................................................................7
         2.15     Major Suppliers and Customers...................................................................8
         2.16     Litigation......................................................................................8
         2.17     Compliance with Instruments, Decrees and Laws...................................................8
         2.18     Permits.........................................................................................9
         2.19     Taxes...........................................................................................9
         2.20     Environmental Matters...........................................................................9
         2.21     Insurance......................................................................................10
         2.22     Labor and Employment Matters...................................................................10
         2.23     Benefit Plans..................................................................................10
         2.24     Absence of Certain Changes.....................................................................11
         2.25     Product Warranties.............................................................................12
         2.26     Related Party Transactions.....................................................................13

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
         2.27     Names..........................................................................................13
         2.28     Private Sale...................................................................................13
         2.29     Broker.........................................................................................13
         2.30     Year 2000 Compliance...........................................................................13
         2.31     Disclosure.....................................................................................13

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF INVESTOR.............................................................14
         3.1      Organization and Good Standing.................................................................14
         3.2      Authority......................................................................................14
         3.3      No Conflict or Breach..........................................................................14
         3.4      Governmental Approvals.........................................................................14
         3.5      Investment Representations; Legends............................................................15
         3.6      Broker.........................................................................................16
         3.7      Disclosure.....................................................................................16

ARTICLE 4 COVENANTS OF THE COMPANY...............................................................................16
         4.1      Annual and Monthly Financial Statements........................................................16
         4.2      Inspection.....................................................................................17
         4.3      Key Executive and Other Insurance..............................................................17
         4.4      Prompt Payment of Taxes........................................................................18
         4.5      Conduct of Business; Compliance with Laws......................................................18
         4.6      Maintenance of Properties......................................................................18
         4.7      Accounts and Reports...........................................................................18
         4.8      Conflicts......................................................................................18
         4.9      Year 2000 Compliance...........................................................................18
         4.10     Election of Director Designated by Investor....................................................19
         4.11     Travel Expenses................................................................................19
         4.12     Material Change; Litigation; Breach of Covenant................................................19
         4.13     Use of Proceeds................................................................................19

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
         4.14     PIK Dividends..................................................................................19
         4.15     Additional Shares of Series A Preferred........................................................19

ARTICLE 5 OTHER COVENANTS........................................................................................20
         5.1      Mutual Covenants...............................................................................20
                  (a)      Best Efforts..........................................................................20
                  (b)      Confidentiality.......................................................................20
         5.2      Investor's Covenant............................................................................20
         5.3      Amended and Restated Articles..................................................................21
         5.5      No Other Solicitations.........................................................................21

ARTICLE 6 CONDITIONS PRECEDENT TO INVESTOR'S OBLIGATIONS.........................................................21
         6.1      Representations and Warranties.................................................................21
         6.2      Compliance with Covenants......................................................................22
         6.3      Absence of Litigation..........................................................................22
         6.4      Absence of Change..............................................................................22
         6.5      Consents and Approvals.........................................................................22
         6.6      Terms of Series A Preferred....................................................................22
         6.7      Legal Opinion..................................................................................22
         6.8      Satisfaction of Warrant Condition..............................................................22
         6.9      Registration Rights Agreement..................................................................22
         6.10     Co-Sale Agreement..............................................................................23
         6.11     Sirrom Investments, Inc. Consents..............................................................23

ARTICLE 7 CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS......................................................23
         7.1      Representations and Warranties.................................................................23
         7.2      Compliance with Covenants......................................................................23
         7.3      Absence of Litigation..........................................................................23

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
         7.4      Consents and Approvals.........................................................................23
         7.5      Amended and Restated Articles..................................................................23

ARTICLE 8 CLOSING................................................................................................24
         8.1      Closing........................................................................................24
         8.2      Deliveries by the Company......................................................................24
         8.3      Deliveries by Investor.........................................................................24

ARTICLE 9 TERMINATION............................................................................................25
         9.1      Termination....................................................................................25
         9.2      Effect on Obligations..........................................................................25

ARTICLE 10 MISCELLANEOUS.........................................................................................26
         10.1     Survival of Representations....................................................................26
         10.2     Expenses.......................................................................................26
         10.3     Publicity......................................................................................26
         10.4     Commercially Reasonable Efforts................................................................26
         10.5     Notices........................................................................................26
         10.6     Counterparts...................................................................................27
         10.7     Assignment.....................................................................................27
         10.8     Third Party Beneficiaries......................................................................28
         10.9     Headings.......................................................................................28
         10.10    Recitals.......................................................................................28
         10.11    Amendments.....................................................................................28
         10.12    Governing Law..................................................................................28
         10.13    Jurisdiction: Service of Process...............................................................28
         10.14    Intentionally Omitted.  .......................................................................28
         10.15    Remedies.......................................................................................28
         10.16    Severability...................................................................................28
         10.17    Entire Agreement...............................................................................29
         10.18    Construction...................................................................................29

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                              INDEX OF DEFINITIONS

DEFINED TERMS                          DEFINED IN
-------------                          ----------
ACM                                    Section 2.20
Act                                    Section 2.28
Agreement                              Introduction
Amended and Restated Articles          Section 2.2
Articles of Amendment                  Section 2.2
Audited Balance Sheet Date             Section 2.8(a)
Certificate of Designations            Section 2.2
Claims                                 Section 2.16
Closing                                Section 8.1
Closing Date                           Section 8.1
Co-Sale Agreements                     Section 2.2
Code                                   Section 2.19
Common Stock                           Section 2.5
Company                                Introduction
Contracts                              Section 2.12
Conversion Shares                      Section 2.2
Copyright Registrations                Section 2.14
Copyrights                             Section 2.14
ERISA                                  Section 2.23(b)
Financial Statements                   Section 2.8(a)
Hazardous Materials                    Section 2.20
Intellectual Property                  Section 2.14
Interim Financial Statements           Section 3.28(a)
Investor                               Introduction
Key Employee                           Section 2.22
Liens                                  Section 2.10(a)
Marks                                  Section 2.14
Material Adverse Change                Section 2.24(a)
Material Adverse Effect                Section 2.3(c)
Patents                                Section 2.14
Permit                                 Section 2.18
Plans                                  Section 2.23(b)
Purchase Price                         Section 1.2
Receivables                            Section 2.13
Registration Agreement                 Section 2.2
Regulation D                           Section 3.5(c)
Representatives                        Section 5.1(b)
Required Consents                      Section 2.4
Rules                                  Section 2.17
Securities                             Section 3.5(a)
Series A Preferred                     Section 2.5

Series A Preferred                      Recitals
Shares                                  Recitals
Stock Purchase Warrant                  Article 4
Systems                                 Section 2.30
Tangible Property                       Section 2.11
Trade Secrets                           Section 2.14
Trademark Registrations                 Section 2.14
Transaction Agreements                  Section 2.2
Unaudited Balance Sheet Date            Section 2.8(a)


                                    SCHEDULES

Schedule 2.1                           Jurisdictions Where Qualified
Schedule 2.4                           Consents and Approvals
Schedule 2.5                           Share Owners
Schedule 2.6                           Owned Real Property
Schedule 2.7                           Officers and Directors
Schedule 2.10                          Liens
Schedule 2.12                          Contracts; Major Suppliers and Customers
Schedule 2.14                          Intellectual Property
Schedule 2.16                          Litigation
Schedule 2.21                          Insurance Policies
Schedule 2.23                          Benefits Plans
Schedule 2.24                          Certain Changes
Schedule 2.25                          Product Warranties
Schedule 2.26                          Related Party Transactions
Schedule 2.30                          Year 2000 Compliance
Schedule 4.13                          Use of Proceeds




                                    EXHIBITS

Exhibit A                              Articles of Incorporation of the Company
Exhibit B                              Bylaws of the Company
Exhibit C                              Registration Rights Agreement
Exhibit D                              Co-Sale Agreement
Exhibit E                              Legal Opinion of Counsel to the Company

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (together with all Schedules and Exhibits, this "Agreement"), dated as of March 13, 1998, is entered into by and between TOWNE SERVICES, INC., a Georgia corporation (the "Company"), and CAPITAL APPRECIATION PARTNERS, L.P., a Georgia limited partnership ("Investor").

                                    RECITALS:

         The Company desires to sell and Investor desires to purchase 15,000 shares (the "Shares") of the Company's Series A Convertible Preferred Stock (the "Series A Preferred") on the terms and conditions set forth in this Agreement.

         The parties therefore agree as follows:


                                    ARTICLE 1
                           PURCHASE AND SALE OF SHARES

         1.1 Purchase and Sale. The Company agrees to sell to Investor, and Investor agrees to buy from the Company, at the Closing (as defined below) all, and not less than all, of the Shares.

         1.2 Purchase Price. The purchase price to be paid for the Shares shall be $100 per share, for a total of $1,500,000 (the "Purchase Price"), payable by certified check, or by wire transfer of immediately available funds to an account designated by the Company, against delivery to Investor of a certificate or certificates (as requested by Investor) representing the Shares.


                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Investor as follows:

         2.1 Organization and Good Standing; Governing Documents. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Company has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, and such jurisdictions are listed on Schedule 2.1. True and complete copies of the Articles of Incorporation and Bylaws of the Company, as amended through the date of this Agreement and, in the case of the Articles of Incorporation, as proposed to be amended in accordance with Section 2.2, are attached to this Agreement as Exhibits A and B, respectively.

         2.2 Authority. The Company has noticed a shareholders meeting to be held on March ___, 1998 for the purpose of approving, and the Board of Directors of the Company has recommended that the shareholders approve, an amendment to the Company's Articles of Incorporation authorizing the issuance of up to 1,000,000 preferred shares of the Company (the "Amended and Restated Articles"), a copy of which is included as a part of Exhibit A. The Board of Directors has adopted resolutions and a Certificate of Designations in accordance with Section 14-2-602 of the Georgia Business Corporation Code to provide for the establishment of the Series A Preferred (the "Certificate of Designations"). Subject to the filing of the Amended and Restated Articles and Articles of Amendment containing the Certificate of Designations (the "Articles of Amendment"), in accordance with the Georgia Business Corporation Code, the Company has all requisite power and authority to execute, deliver and perform this Agreement and the Registration Rights Agreement, dated as of the date of this Agreement, between the Company and Investor in the form attached as Exhibit C (the "Registration Agreement" and, together with this Agreement, the "Transaction Agreements"), and to consummate the transactions contemplated by the Transaction Agreements. The execution and delivery of the Transaction Agreements have been, and following shareholder approval of the Amended and Restated Articles, the performance of the Transaction Agreements and the consummation of the transactions contemplated thereby, including the issuance and delivery of the Series A Preferred under this Agreement and the shares of Common Stock issuable upon conversion of the Series A Preferred (the "Conversion Shares"), will have been, duly and validly authorized by all necessary corporate and shareholder action on the part of the Company. Each of the Transaction Agreements has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and the application of general equitable principles.

         2.3 No Conflict or Breach. The execution, delivery and performance of the Transaction Agreements do not and on the Closing Date will not:

                  (a) conflict with or constitute a violation of the Articles of Incorporation or Bylaws of the Company;

                  (b) conflict with or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to the Company or its assets;

                  (c) except as disclosed in Schedule 2.4, conflict with, constitute a default under, result in a breach or acceleration of or require notice to or the consent of any third party under any contract, agreement, commitment, mortgage, note, license or other instrument or obligation to which the Company is party or by which it is bound or by which its assets are affected, except such conflicts, defaults, breaches, accelerations or failures to give notice or obtain consent that would not, individually or in the aggregate, have a material adverse effect on the business, assets, operations, financial or other condition or business prospects of the Company (a "Material Adverse Effect"); or

                  (d) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the assets of the Company or on the Shares.

         2.4. Consents and Approvals. Schedule 2.4 describes (a) each consent, approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency, and (b) each consent, approval, authorization of or notice to any other third party, which is required in connection with the valid execution and delivery by the Company of the Transaction Agreements or the consummation by the Company of the transactions contemplated by the Transaction Agreements (the items described in clauses (a) and (b) being referred to collectively as the "Required Consents").

         2.5. Capitalization. The authorized capital stock of the Company consists of 50,000,000 common shares (the "Common Stock"), of which 11,906,768 shares are issued and outstanding. Upon the filing of the Amended and Restated Articles with the Secretary of State of Georgia in accordance with the Georgia Business Corporation Code, the authorized capital stock of the Company also shall consist of 1,000,000 preferred shares (the "Preferred Stock"). Upon the filing of the Articles of Amendment in accordance with the Georgia Business Corporation Code, 25,000 shares of the Preferred Stock will have been designated Series A Convertible Preferred Stock (the "Series A Preferred"). All of the outstanding shares of Common Stock are validly issued, fully paid and nonassessable and are free from, and were not issued in violation of, any preemptive rights. The Conversion Shares have been duly reserved for issuance upon conversion of the Series A Preferred. The Series A Preferred and the Conversion Shares, upon issuance in accordance with this Agreement and the Amended and Restated Articles, respectively, shall be validly issued, fully paid and nonassessable, shall not be subject to or issued in violation of any preemptive rights, and shall be free and clear of all liens, charges, encumbrances, restrictions and claims imposed by or through the Company except as set forth in the Articles of Incorporation, the Registration Agreement and the Co-Sale Agreement among Investor and Henry Baroco, Lynn Boggs, Thomas Bryan, Drew W. Edwards and Cleve B. Schultz, dated as of the date of this Agreement, in the form attached as Exhibit D (the "Co-Sale Agreement"). As of the date of this Agreement, there are outstanding options to purchase 3,544,361 shares of Common Stock and outstanding warrants to purchase

309,186 shares of Common Stock, and no other rights to purchase Common Stock are outstanding. Schedule 2.5 sets forth the names of the persons or entities that are the record owners of the outstanding shares of Common Stock, together with the number of shares owned by each holder and the percentage of the outstanding shares of Common Stock held by such holder. Schedule 2.5 also sets forth the names of each holder of each outstanding or authorized option, warrant, right, contract, call, put, right to subscribe, conversion right or other agreement or commitment to which the Company is a party or which is binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock (other than this Agreement), together with the number of shares of Common Stock that may be acquired by such holder upon exercise of such option, warrant or right and the percentage of outstanding Common Stock represented by such shares. For the purpose of computing such percentage for a specific holder, the option, warrant or right of such holder shall be deemed to have been exercised, but options, warrants or rights of other holders shall be deemed not to have been exercised. Except as disclosed on Schedule 2.5, (a) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company, (b) there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of the Company and (c) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock. Except as disclosed in Schedule 2.5, the Company has not granted any holder of its capital stock the right to have such capital stock registered for offer and sale under federal or state securities laws.

         2.6 Subsidiaries; Investments. Except as disclosed in Schedule 2.6, the Company does not own or hold any shares of stock or any other security or interest in any other entity, or any rights to acquire any such security or interest. Except as disclosed in Schedule 2.6, the Company has never owned or held a direct or indirect majority interest in an operating entity.

         2.7 Minute and Stock Transfer Books. The minute books of the Company are true, correct, complete and current in all material respects and contain accurate and complete records of all material actions taken by its shareholders, its Board of Directors and each committee of its Board of Directors, and all signatures contained in such minute books are the true signatures of the persons whose signatures they purport to be. The stock transfer books of each Company are true, correct, complete and current in all material respects. Schedule 2.7 to this Agreement sets forth a true, correct and complete list of the names and titles of all officers and directors of the Company.

         2.8      Financial Statements.

                  (a) The Company has previously delivered to Investor true and complete copies of (i) the audited balance sheet of the Company as of December 31, 1996 (the "Audited Balance Sheet Date") and the related statement of operations, changes in shareholders' equity and cash flows for the fiscal years then ended, including the footnotes to such statements, additional or supplemental information supplied therewith and the report prepared in connection therewith by the independent certified public accountants reviewing such financial statements and
         (ii) interim unaudited balance sheets and related statements of operations for each month since the Audited Balance Sheet Date up to and including December 31, 1997 (the "Unaudited Balance Sheet Date") prepared by management of the Company without an independent audit (the "Interim Financial Statements"). The financial statements described above (collectively, the "Financial Statements") are in accordance with the books and records of the Company, present fairly the assets, liabilities and financial condition of the Company as of the respective dates of the Financial Statements, and the results of operations for the periods then ended and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except that the Interim Financial Statements do not contain footnote disclosures and are subject to normal year-end adjustments which individually and in the aggregate shall not be material.

                  (b) The Company has no liability or obligation, whether accrued, absolute, or contingent, that is not reflected or reserved against in the financial statements as of and for the period ended on the Unaudited Balance Sheet Date, except for those that are not required by generally accepted accounting principles to be included on such financial statements. Any items of income or expense which are unusual or of a nonrecurring nature are separately disclosed in the Financial Statements.

         2.9 Books and Records. The books and records of the Company are true, accurate and complete in all material respects and have been maintained in accordance with generally accepted accounting principles applied on a consistent basis.

         2.10     Title to Assets; Liens

                  (a) The Company has good and marketable title to all of the properties and assets (real or personal, tangible or intangible) owned by it (including, without limitation, those properties and assets shown on the financial statements as of and for the period ended on the Unaudited Balance Sheet Date), and a valid leasehold or other possessory interest in all other properties and assets used, operated or occupied by it, located on its premises or otherwise shown on the financial statements as of and for the period ended on the Unaudited Balance Sheet Date, except for tangible personal property sold or disposed of in the ordinary course of business of the Company and consistent with past practice. With respect to any property the Company leases, all such leases are valid, subsisting and effective in accordance with their terms and there does not exist thereunder any default or event or condition which, after notice or lapse of time or both, would constitute a material default thereunder. All of the Company's properties and assets (whether real or personal, tangible or intangible, owned, leased or otherwise acquired) are free and clear of any liens, claims, charges, security interests, mortgages, pledges or other encumbrances or restrictions of any nature whatsoever (collectively, "Liens"), other than:

                           (i) easements of record affecting the Company's real property ownership interests that do not affect the full use and enjoyment of such real property for the purposes for which it is currently used or detract from its value;

                           (ii) Liens for taxes, assessments and other governmental charges not yet due and payable;

                           (iii)    purchase money Liens; and

                           (iv) Liens (including but not limited to Liens in favor of Sirrom Investments, Inc.) described on Schedule 2.10.

                  (b) There are no existing breaches or defaults under, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute a breach of or a default under, any instrument, agreement or other document to which the Company is a party that creates, evidences or constitutes any such Lien or that evidences, secures or governs the terms of any indebtedness or obligation secured by any such Lien (any such instrument, agreement or other document being referred to herein as a "Lien Instrument"), except for such breaches or defaults that individually or in the aggregate would not have a Material Adverse Effect. The sale of the Shares to Investor will not, with respect to any Lien Instrument, (i) constitute a breach thereof or a default thereunder, (ii) permit (with or without notice, lapse of time or both), cause or result in (A) the acceleration of any indebtedness or other obligation evidenced, secured or governed thereby or (B) the foreclosure or other enforcement of any such Lien,
         (iii) permit or cause the terms thereof to be renegotiated, or (iv) require the consent of the holder of any such indebtedness or obligation or any third party except as disclosed in Schedule 2.4.

         2.11 Tangible Personal Property. The Company owns or leases all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business (the "Tangible Property"). Each item of Tangible Property is in good operating order, condition and repair, ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of business of the Company, is free from defects (latent and patent), is merchantable and is of a quality and quantity presently usable in the ordinary course of business of the Company. No item of Tangible Property is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business.

         2.12 Contracts. Schedule 2.12 lists all contracts (including but not limited to program agreements, participation and servicing agreements and marketing agreements), commitments, agreements (including agreements for the borrowing of money or the extension of credit), leases (including terminal leases), licenses, understandings and obligations, whether written or oral, to which the Company is party or by which the Company is bound or affected, (a) that involve the expenditure by any party to such contract, commitment, agreement, lease, license, understanding or obligation of more than $25,000 or
(b) that are otherwise material to the operation of the Company's business (the "Contracts"). The Company has delivered to Investor true and complete copies of all written Contracts and true and complete memoranda of all oral Contracts, including any and all amendments and other modifications to such Contracts. Each of the Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect. No Contract will result in a loss upon completion of performance, and no purchase commitments are in excess of the normal requirements for the Company's business or at excessive prices. There are no set-offs, counterclaims or disputes asserted with respect to any of the Contracts, and there are no existing defaults, and no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute defaults, under any of the Contracts. The consummation of the transactions contemplated by the Transaction Documents will not, with respect to any Contract, constitute a default thereunder, require the consent of any person or party, except for the Required Consents, or affect the continuation, validity and effectiveness of any Contract or the terms of any Contract.

         2.13 Receivables. All accounts receivable and trade accounts reflected on the financial statements as of and for the period ended on the Unaudited Balance Sheet Date (less any such receivables collected since such date) and all accounts receivable and trade accounts presently owing and to be owing to the Company on the Closing Date (collectively, the "Receivables"), in each case net of the reserves established and reflected on the financial statements as of and for the period ended on the Unaudited Balance Sheet Date), are, and on the Closing Date will be, legal, valid and binding obligations, and are and will be collectible in full at face value (net of the reserves established and reflected in the financial statements as of and for the period ended on the Unaudited Balance Sheet Date. All such Receivables were and will be created in the ordinary course of business of the Company. There are no material set-offs, counterclaims or disputes asserted with respect to any Receivable, and no discount or allowance from any Receivable has been or will be made or agreed to, except discounts for prompt payment granted in the ordinary course of business and reflected in documents evidencing such account. The reserves established for doubtful or uncollected accounts as shown on the financial statements as of and for the period ended on the Unaudited Balance Sheet Date, as adjusted for the passage of time through the Closing Date in accordance with the past practice of the Company, are consistent in amount to those historically established with respect to the accounts receivable of the Company.

         2.14 Intellectual Property. Schedule 2.14 sets forth a list of all trademarks, service marks, trade names, logos and other designations owned or used by the Company (the "Marks"), a list of the goods or services with which each Mark is used, the dates of first use of each Mark and all United States, foreign and state registrations relating to any of the Marks (the "Trademark Registrations"). Each of the Marks has been in continuous use since the date of first use stated on Schedule 2.14, and each of the Marks is now in use in interstate or intrastate commerce, in each case as stated on Schedule 2.14, on or in connection with all of the goods or services set forth on such Schedule.
Schedule 2.14 also sets forth (a) a list of all copyrighted works owned by the Company (the "Copyrights") and all registrations issued by the United States Copyright Office or the office of any foreign jurisdiction for any of the Copyrights (the "Copyright Registrations"); (b) a list of all inventions owned or used by the Company which are the subject of United States or foreign letters patent or applications therefor, together with the applicable patent number, application number, application date and issue date (the "Patents"); and (c) a brief description of all confidential or proprietary processes, formulas, technical data, and other similar information that is of commercial value to the Company ("Trade Secrets"). (The Marks and Trademark Registrations, the Copyrights and Copyright Registrations, Patents and Trade Secrets are referred to collectively as the "Intellectual Property.") The Company has not disclosed any Trade Secrets to any third party except pursuant to a valid non-disclosure agreement. Each party who has gained or been granted access to Trade Secrets is identified in Schedule 2.14, and a copy of the applicable non-disclosure agreement has been delivered to Investor. All employees or agents of the Company who have knowledge of or access to Trade Secrets are also subject to valid non-disclosure agreements, and copies of such non-disclosure agreements have also been delivered to Investor. The Company has no knowledge of any third parties who have knowledge of or have made use of any Trade Secrets. The Company owns all right, title and interest in and to each item included in the Intellectual Property, free and clear of any Liens or licenses. The Company is the record owner of each of the Trademark Registrations, the Copyright Registrations and the Patents, each of which is in full force and effect, and all required maintenance filings, tax payments, annuities and maintenance fee payments have been timely completed with respect to each. The Company has not licensed any of the Intellectual Property to any third party, and no third party has any right to use any of the Intellectual Property. The Intellectual Property consists of all of the intellectual property rights necessary to conduct the Business. There are no claims or suits pending or, to the knowledge of the Company, threatened against the Company challenging the Company's ownership of or unencumbered right to use any of the Intellectual Property, nor does there exist any basis therefor. There are no claims or suits pending or, to the knowledge of the Company, threatened against the Company alleging that any of the Intellectual Property infringes any rights of any third parties, nor does there exist any basis therefor.

         2.15 Major Suppliers and Customers. Each supplier of goods or services to whom the Company paid more than $25,000 in the aggregate, during the 12 months ended on December 31, 1997, and each customer who paid the Company more than $25,000, in the aggregate, during such period, is disclosed on
Schedule 2.12 (relating to Contracts), which Schedule reflects in each case the amounts so paid. The Company is not engaged in any dispute with any of such suppliers or customers. The Company has no reason to believe that the sale of the Shares hereunder will have any adverse effect on the business relationship of any such suppliers or customers.

         2.16 Litigation. Except as disclosed in Schedule 2.16, there are no claims, actions, suits, inquiries, hearings or investigations ("Claims") pending or, to the knowledge of the Company, threatened, against the Company, and no Claims have been brought within the last two years against the Company. No Claim, either individually or in the aggregate with other Claims, if resolved adversely to the Company, will have a Material Adverse Effect. To the knowledge of the Company, there are no facts or circumstances which could serve as the basis for any Claim against the Company, or, by virtue of the execution, delivery and performance of the Transaction Agreements, against Investor.

         2.17 Compliance with Instruments, Decrees and Laws. The Company is not in violation of any provisions of its Articles of Incorporation or Bylaws. There is not outstanding or, to the knowledge of the Company, threatened, any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or involving the Company. The Company is currently, and has been at all times, in material compliance with all laws, statutes, rules, regulations, orders and licensing requirements of federal, state, local and foreign agencies and authorities applicable to the business and properties of the Company (including, without limitation, those relating to antitrust and trade regulation, civil rights, environment, labor and employment discrimination, affirmative action, safety and health) ("Rules"). To the Company's knowledge, there has been no allegation of any violation of any Rules and no investigation or review by any federal, state or local body or agency is pending, threatened or planned with respect to the Company.

         2.18 Permits. The Company has obtained all permits, authorizations, certificates, approvals, licenses, exemptions and classifications required for the conduct of its business and the ownership and operation of its assets (each, a "Permit"). The Company is not in material violation of any Permit, and no proceedings to revoke or limit any Permit are pending or, to the knowledge of the Company, threatened.

         2.19 Taxes. The Company has timely filed all tax returns that it was required to file before the Closing Date, and such tax returns were correct and complete in all respects. All taxes required to be withheld or paid by the Company (whether or not shown on any tax return) have been withheld and paid, other than those being contested in good faith. The Company currently is not the beneficiary of any extension of time within which to file any tax return and has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. There is no pending or, to the knowledge of the Company, threatened dispute or claim concerning any tax liability of the Company. The Company has no liability for taxes except (a) as shown on the reserve for tax liability (excluding any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the balance sheet (rather than in any notes thereto) included in the Interim Financial Statements and (b) as of the Closing Date, as will be shown in the reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its tax returns. The Company has never been a member of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), filing a consolidated tax return and has never entered into a tax sharing or tax allocation agreement.

         2.20. Environmental Matters. To the Company's knowledge, the Company is not in violation of, and has not violated, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses or permits of any governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation Recovery Act, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order, decree or guideline (whether published or unpublished) regulating, relating to or imposing liability or standards of conduct concerning Hazardous Materials, in each case as amended from time to time, except for violations which, either individually or in the aggregate, will not have a Material Adverse Effect.

For purposes of this Agreement, "Hazardous Materials" includes but is not necessarily limited to asbestos, asbestos containing materials ("ACM"), polychlorinated biphenyls, lead-based paints, any petroleum, petroleum by-product (including, but not limited to, crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, used motor oil, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas, or other hazardous or toxic substances, materials, wastes, pollutants or contaminants defined under or regulated by the Environmental Laws.

         2.21 Insurance. Schedule 2.21 describes all insurance policies maintained by the Company with respect to the business of the Company. Such policies are valid, binding and enforceable in accordance with their terms and are in full force and effect, and all premiums due thereon have been paid and will be paid through the Closing Date.

         2.22 Labor and Employment Matters. No employees of the Company have been or are represented by a union or other labor organization or covered by any collective bargaining agreement. There is no unfair labor practice complaint, labor organizational effort (as to which the Company has received notice), strike, slowdown or similar labor matter pending or, to the knowledge of the Company, threatened against or affecting the Company or its business. The Company is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice charge or complaint or charge of employment discrimination or retaliation against the Company pending or, to the knowledge of the Company, threatened or planned. Each of the officers of the Company, each other employee the loss of whose services may have a Material Adverse Effect (a "Key Employee") and each other employee now employed by the Company or employed by the Company at any time since its organization who has or had access to confidential information of the Company has executed a nondisclosure agreement substantially in the form provided to Investor and such agreements are in full force and effect. No officer or Key Employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company, and the Company has no reason to believe that any such termination is imminent.

         2.23     Benefit Plans.

                  (a) Schedule 2.23 sets forth (i) a list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits of each person who is a director, officer or Key Employee of the Company and (ii) a summary of all other retirement, health, welfare or other employee benefits paid or provided to the Company's employees (indicating in each case the category of employee to which the plan or benefit is applicable). Except as set forth on Schedule 2.23, there are no Plans, as defined below, contributed to, maintained or sponsored by the Company, to which the Company is obligated to contribute or with respect to which the Company has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of Section 414(b), 414(c), and 414(m) of the Code, of which the Company is a member to the extent the Company has any potential liability with respect to such Plans.

                  (b) For purposes of this Agreement, the term "Plans" shall mean: (i) employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated, (ii) employment agreements, and (iii) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

         2.24 Absence of Certain Changes. Except as disclosed on Schedule 2.24, since the Unaudited Balance Sheet Date, the Company has conducted its operations and business only in the ordinary course, and has not:

                  (a) suffered a material adverse change in the business, assets, operations, financial or other condition or business prospects of the Company, including but not limited to the Company's customer, supplier, employee and sales representative relations (a "Material Adverse Change");

                  (b) redeemed or repurchased, directly or indirectly, any shares of capital stock or declared, set aside or paid any dividends or made any other distributions with respect to any shares of its capital stock;

                  (c) issued, sold or transferred any notes, bonds or other debt securities or any equity securities, securities convertible, exchangeable or exercisable into equity securities, or warrants, options or other rights to acquire equity securities, of the Company;

                  (d) borrowed any amount or incurred or become subject to any liabilities, except liabilities incurred in the ordinary course of business;

                  (e) discharged or satisfied any Lien or paid any obligation or liability, other than liabilities paid in the ordinary course of business, or prepaid any amount of indebtedness for borrowed money;

                  (f) subjected any portion of its properties or assets to any Lien except as disclosed on Schedule 2.10;

                  (g) sold, leased, assigned or transferred (including without limitation transfers to any employees or affiliates of the Company) a portion of its tangible assets, except in the ordinary course of business, or canceled without fair consideration any debts or claims owing to or held by it;

                  (h) suffered any extraordinary losses or waived any rights of value in excess of $25,000, whether or not in the ordinary course of business or consistent with past custom and practice;

                  (i) entered into, amended or terminated any lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any employee, officer or director of the Company;


                  (j) entered into any other transaction in the ordinary course of business with commitments in excess of $25,000, or entered into any other material transaction not in the ordinary course of business, or materially changed any business practice;

                  (k) except as disclosed in Schedule 2.24, made or granted any bonus or any wage, salary or compensation increase to any director, officer, or other employee or any consultant except in the usual and ordinary course of business in accordance with past custom and practice, or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

                  (l) incurred intercompany charges or conducted its cash management customs and practices and accounting methods other than in the usual and ordinary course of business in accordance with past custom and practice;

                  (m) made any capital expenditures or commitments for capital expenditures that aggregate in excess of $25,000].

                  (n) made any loans or advances to, or guarantees for the benefit of, any person or entity;

                  (o) entered into any lease of capital equipment or real estate involving rental in excess of $25,000 per annum; or

                  (p) changed or authorized any change in its Articles of Incorporation (except as reflected in the Amended and Restated Articles and the Articles of Amendment) or Bylaws.

         2.25 Product Warranties. Each product manufactured or sold by the Company has been in conformity with all applicable contractual commitments and express warranties, all of which are described on Schedule 2.25, as well as with all warranties implied by law.

         2.26 Related Party Transactions. Except as disclosed in Schedule 2.26, the Company's real property leases and the Contracts do not include any agreement with, or any other commitment to, (a) any officer, director or Key Employee of the Company; (b) any person related by blood or marriage to any such officer, director or Key Employee; or (c) any corporation, partnership, trust or other entity in which the Company or any such officer, director or Key Employee or related person has greater than a 10% equity or participating interest.

         2.27 Names. During the term of its existence, the Company has not been known by or conducted business under any other name other than E.B.B. Holdings, Inc. and C-Net, Inc.

         2.28 Private Sale. Subject to the timely filing of any notice, if required, under the Securities Act of 1933, as amended (the "Act"), and any notice, if required, under applicable state securities laws, and assuming the accuracy of the representations of Investor in Section 3.5 hereof, the issuance and sale of the Series A Preferred and the Conversion Shares will be exempt from the registration requirements of the Act and any applicable state securities laws.

         2.29 Broker. No finder, broker, agent or other intermediary has acted for or on behalf of the Company in connection with the offer or sale of the Series A Preferred or the Conversion Shares and the Company hereby agrees to indemnify and hold Investor harmless from and against any claims for brokerage commissions, finder's fee or similar payments.

         2.30     Year 2000 Compliance. Except as disclosed in Schedule 2.30,
(a) all Systems (as defined below) and all components thereof will function in accordance with applicable specifications, documentation and warranties prior to, during and after the calendar year 2000; (b) prior to, during and after the calendar year 2000, each of the Systems will accept date-related records and information for the years 2000 and following and perform computations respecting or based on such date-related information in a correct and appropriate manner; and (c) no change in any calendar year shall adversely affect the performance of any Systems nor cause any Systems or any of their components to operate in a manner not in accordance with applicable specifications, documentation or warranties. For the purpose of this Agreement, "Systems" includes all proprietary and third-party software and automated machines or systems of any kind (including but not limited to point-of-sale communication and similar systems), whether constituting all or a part of a product the Company sells in the ordinary course of its business or used by the Company in the operation of its business or facilities or otherwise (including but not limited to systems relating to the operation of buildings and facilities such as elevators, escalators, manufacturing control systems, automated HVAC systems).

         2.31 Disclosure. No representation, warranty or statement made by the Company in this Agreement, or any document furnished or to be furnished to Investor pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained in this Agreement or such other document not misleading. The fact that the Company has delivered copies of certain documents to Investor shall not alone constitute disclosure of facts required to be disclosed on any Schedule to this

Agreement, unless such document is expressly referenced in such Schedule. Receipt by Investor of such documents and notice of their contents (other than by reference on a Schedule) shall in no way limit the Company's other obligations or Investor's other rights under this Agreement.


                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

                  Investor represents and warrants to the Company as follows:

         3.1 Organization and Good Standing. Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Georgia.

         3.2 Authority. Investor has all requisite power and authority to execute, deliver and perform the Transaction Agreements and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Transaction Agreements, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action on the part of Investor. This Agreement has been duly executed and delivered by Investor and constitutes a valid and binding obligation of Investor, enforceable against Investor in accordance with its terms.

         3.3 No Conflict or Breach. The execution, delivery and performance of the Transaction Agreements do not and will not (a) conflict with or constitute a violation of the limited partnership agreement of Investor or (b) conflict with or constitute a violation of any statute, judgment, order, decree or regulation of any court, administrative agency, governmental authority or arbitrator applicable to or relating to Investor.

         3.4 Governmental Approvals. No consent, approval, authorization, registration or filing with any federal, state or local judicial or governmental authority or administrative agency is required in connection with the valid execution and delivery by Investor of the Transaction Agreements or the consummation by Investor of the transactions contemplated thereby.

         3.5      Investment Representations; Legends.

                  (a) This Agreement is made by the Company with Investor in reliance upon Investor's representation to the Company, which by the acceptance hereof Investor hereby confirms, that the Shares and the Conversion Shares (collectively, the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof absent the registration of the Securities under the Act, or pursuant to a valid exemption from such registration requirements, and Investor has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Securities.

                  (b) Investor understands that the Shares are not, and any Conversion Shares at the time of issuance may not be, registered under the Act on the ground that the sale provided for in this Agreement and the issuance of the Securities hereunder is being made in reliance upon an exemption from the registration requirements of the Act pursuant to
         Section 4(2) thereof, and Regulation D of the Securities and Exchange Commission thereunder ("Regulation D"), as a transaction by an issuer not involving a public offering or pursuant to Section 3(b) thereof, and is similarly exempt under any other applicable securities laws, and that the Company's reliance on such exemption is predicated on Investor's representations set forth herein.

                  (c) Investor represents that it is an "accredited investor" as defined in Regulation D, is experienced in evaluating and investing in recently organized companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. Investor further represents that it has had access, during the course of the transaction and prior to the purchase of the Securities, to information concerning the Company and that it has had during the course of the transaction and prior to the purchase of the Securities the opportunity to ask questions of, and receive answers from, the Company concerning the terms of the Securities and the Company's business, management and financial affairs, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which had access.

                  (d) Investor acknowledges that all certificates evidencing the Securities shall bear a legend substantially to the following effect until such legend is no longer required or appropriate under the Act:

                      "These securities have not be registered under the Securities Act of 1933, as amended, or any applicable state securities laws. They may not be sold, offered for sale, pledged, hypothecated or otherwise disposed of absent registration of such securities under such Act and laws unless the Company receives an opinion of counsel satisfactory to the Company that such registration is not required."

                  (e) Investor acknowledges that all certificates evidencing the Securities shall bear a legend substantially to the following effect until consummation of a Qualifying Public Offering (as such term is defined in the Articles of Incorporation):

                      "These securities are subject to the terms and conditions of a Co-Sale Agreement among Capital Appreciation Partners, L.P., Henry Baroco, Lynn Boggs, Thomas Bryan, Drew W. Edwards and Cleve B. Schultz, dated as of February __, 1998, a copy of which is on file with the Secretary of Towne Services, Inc.

         3.6 Broker. No finder, broker, agent or other intermediary has acted for or on behalf of Investor in connection with the offer or sale of the Series A Preferred or the Conversion Shares, and Investor hereby agrees to indemnify and hold the Company harmless from and against any claims for brokerage commissions, finder's fee or similar payments.

         3.7 Disclosure. No representation, warranty or statement made by Investor in this Agreement, or any document furnished or to be furnished to Investor pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained in this Agreement or such other document not misleading.


                                    ARTICLE 4
                            COVENANTS OF THE COMPANY

         The Company covenants and agrees that until such time as the earliest to occur of (a) a Qualifying Public Offering (as such term is defined in the Articles of Incorporation), (b) consummation by the Company of the sale of all or substantially all of the Company's assets, or (c) consummation of a merger in which the shareholders of the Company own, immediately following such merger, less than 50% of the equity securities of the surviving corporation, the Company shall comply with all the provisions of this Article 4 and will cause each of its subsidiaries, if any, to do so.

         4.1 Annual and Monthly Financial Statements. The Company shall deliver to Investor:

                  (a) Within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet and statement of operations, changes in shareholders' equity and cash flows of the Company as of the last day of and for such fiscal year, certified by Arthur Andersen LLP or another firm of independent public accountants of recognized national standing selected by the Company;

                  (b) Within 45 days after the close of each calendar month, a consolidated balance sheet and statement of operations, changes in shareholders' equity and cash flows of the Company as of the last day of and for such month, all prepared in accordance with generally accepted accounting principles consistently applied (except that footnote disclosures need not be presented) unless otherwise disclosed, and certified as being fairly presented in all material respects by the Company's President or its Chief Financial Officer; and

                  (c) As soon as available, and in any event at least 10 days prior to the end of the Company's fiscal year, an annual budget and plan for the Company for the next succeeding fiscal year, which shall include a three-year projection of financial condition, results of operations, cash flows, capital requirements and market and competitive conditions.

         4.2 Inspection. The Company shall permit Investor at Investor's expense to visit and inspect the Company's properties, to examine the Company's books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by Investor and upon not less than two business days notice (which notice requirement may be waived orally by the Company); provided, however, that the Company shall not be obliged pursuant to this Section 4.2 to provide any information that it reasonably considers to be a trade secret or to contain confidential information without first obtaining a confidentiality agreement of Investor in a form reasonably satisfactory to the Company.

         4.3 Key Executive and Other Insurance. Without Investor's consent (which shall not unreasonably be withheld, conditioned or delayed), the Company shall not cause or permit assignment or change in beneficiary and shall not borrow against any key executive life insurance policies. If requested by Investor, the Company shall add one designee of Investor as a notice party for such policies and shall request that the issuer of such policies provide such designee with 10 days notice before any of such policies are terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof. The Company shall also obtain or maintain after the Closing from financially sound and responsible insurers and keep in effect insurance policies with extended coverage against loss or damage caused by fire, explosions, sprinklers, business interruption, and all other hazards and risks that its Board of Directors determines the Company should be insured against in amounts as shall be satisfactory to its Board of Directors. The Company shall also obtain or maintain after the Closing from financially sound and responsible insurers and keep in effect general liability insurance policies in such amounts, with such deductibles and with coverage against such losses, as shall be satisfactory to the Company's Board of Directors.

         4.4 Prompt Payment of Taxes. The Company shall promptly pay and discharge, or cause to be paid and discharged, prior to the earliest date on which any penalty or interest is incurred or begins to accrue all lawful taxes, assessments and governmental charges or levies imposed upon any of its income, profits, property or business; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company will pay all such taxes, assessments, charges or levies promptly to avoid foreclosure of any Lien which may have attached as security therefor or with respect thereto.

         4.5 Conduct of Business; Compliance with Laws. The Company shall keep in full force and effect its corporate existence and all rights, permits, licenses, franchises and Intellectual Property now held by the Company that are necessary for the conduct of its business, and will acquire and keep in full force and effect any additional rights, permits, licenses, franchises and intellectual property of the type described in Section 2.14 as from time to time may be necessary or appropriate in connection with the conduct of its business. The Company shall comply with all applicable laws and regulations where failure to comply would have a Material Adverse Effect. The Company shall pay all wages, salaries and the like due to its employees, agents or servants within a reasonable time unless the Board of Directors and any such person agree to defer such payments.

         4.6 Maintenance of Properties. The Company shall maintain all its properties necessary for the conduct of its business in good repair, working order and condition, normal wear and tear excepted.

         4.7 Accounts and Reports. The Company shall keep true records and books of account in which full and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Company shall take no action with respect to its records and books of account that would cause the opinion from its independent public accountants in connection with financial statements to be furnished to Investor pursuant to Section 4.1(a) to be qualified in any material respect.

         4.8 Conflicts. Neither the Company nor any of its subsidiaries shall enter into any transaction or dealings with any one or more of its directors or shareholders, or any entity with which any director or shareholder is affiliated, either as director, officer, employee, trustee, shareholder, beneficiary, partner, venturer or otherwise, or any member of the immediate family of any such person, involving the payment or receipt of property or services of a value of more than $5,000 per transaction or dealing unless approved in advance by a majority of the Company's disinterested directors.

         4.9 Year 2000 Compliance. The Company shall use all commercially reasonable efforts to ensure that by December 31, 1998, its Systems, including its point-of-sale communications systems, will function in accordance with applicable specifications, documentation and warranties prior to, during and after the calendar year 2000 and that its Systems otherwise will comply with the representations and warranties set forth in Section 2.30 (disregarding for this purpose Schedule 2.30).

         4.10 Election of Director Designated by Investor. The Company shall take such steps as are necessary to cause Frank W. Brown or Jon R. Burke, as selected by Investor, to be duly elected or appointed to the Board of Directors of the Company effective immediately following the Closing.

         4.11 Travel Expenses. The Company shall pay the reasonable travel and other expenses incurred by the members of its Board of Directors in connection with their attendance at Board or Board committee meetings.

         4.12 Material Change; Litigation; Breach of Covenant. The officers of the Company shall promptly advise Investor and the Board of Directors, so long as Investor owns any shares of Series A Preferred, of (a) any change in the business, assets, operations, financial or other condition or business prospects of the Company which may have a Material Adverse Effect and (b) each suit or proceeding commenced or threatened against the Company which, if adversely determined, may have a Material Adverse Effect. So long as Investor owns any shares of Series A Preferred, the Company will also promptly advise Investor of the occurrence of any event that constitutes a material breach of any covenant contained herein.

         4.13 Use of Proceeds. The Company shall apply the proceeds from the issuance and sale of the Series A Preferred only for the purposes identified on
Schedule 4.13;

         4.14 PIK Dividends. The Company shall take all actions that are necessary or appropriate under the Georgia Business Corporation Code or otherwise to declare the PIK dividends (as such term is defined in the Articles of Amendment) on a quarterly basis on the Series A Preferred Stock in accordance with paragraph 3(a) of the Certificate of Designations.

         4.15 Additional Shares of Series A Preferred. The Company shall take all actions that are necessary or appropriate under the Georgia Business Corporation Code to amend Section A of the Certificate of Designations to authorize additional shares of Series A Preferred if the issuance of such shares is necessary in accordance with other provisions of the Certificate.

                                    ARTICLE 5
                                OTHER COVENANTS

         5.1 Mutual Covenants. Each of Investor and the Company covenants and agrees with the other as follows:

                  (a) Best Efforts. Each of Investor and the Company shall use its best efforts to make or obtain all consents, approvals, authorizations, registrations and filings with all federal, state or local judicial or governmental authorities or administrative agencies as are required in connection with the consummation of the transactions contemplated by this Agreement.

                  (b) Confidentiality. In recognition of the confidential nature of certain of the information which will be provided to each party by the others, each of Investor and the Company agrees to retain in confidence, and to require its directors, officers, employees, consultants, professional representatives and agents (collectively, its "Representatives") to retain in confidence, all confidential information transmitted or disclosed to it by another party to this Agreement, and further agrees that it will not use for its own benefit and will not use or disclose to any third party, or permit the use or disclosure to any third party of, any confidential information obtained from or revealed by the other, except that each of Investor and the Company may disclose the information to those of its Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated by this Agreement. In making such information available to its Representatives, each of Investor and the Company shall take any and all precautions necessary to ensure that its Representatives use the information only as permitted by this Agreement. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed (a) where it is required by any regulatory authorities or governmental agencies, (b) if it is required by court order or decree or applicable law, (c) if it is obtained from public or published information, (d) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential, or (e) if the recipient can demonstrate that such information was in its possession prior to disclosure of the information in connection with this Agreement. If any party shall be required to make disclosure of any such information by operation of law, such disclosing party shall give the party from whom such information was received prior notice of the making of such disclosure and shall use all reasonable efforts to afford such other party an opportunity to contest the making of such disclosure. In the event that the Closing shall not occur, each of Investor and the Company shall immediately deliver, or cause to be delivered, to the party from whom such information was received (without retaining any copies) any and all documents, statements or other written information obtained from the other that contain confidential information.

         5.2 Investor's Covenant. In exercise of Investor's voting rights with respect to the Series A Preferred provided for in the Articles of Incorporation, Investor shall vote its shares of Series A

Preferred to elect Frank W. Brown or Jon R. Burke to serve as a director, or such other person as Investor shall designate, subject to the approval of a majority of the Board of Directors (which approval shall not be unreasonably withheld).

         5.3 Amended and Restated Articles. The Board of Directors shall not withdraw its recommendation that the shareholders approve the Amended and Restated Articles and shall cause the Amended and Restated Articles and the Articles of Amendment to be filed with the Secretary of State of Georgia in accordance with the Georgia Business Corporation Code promptly after approval of the Amended and Restated Articles by the shareholders of the Company.

         5.4 Conduct of Business. Between the date of this Agreement and the Closing Date, the Company shall:

                  (a) Conduct its operations in the normal and customary manner in the ordinary course of business;

                  (b) Promptly advise Investor of any Material Adverse Change;

                  (c) Promptly advise Investor of the occurrence of any event or circumstance which affects the consummation of the transactions contemplated by this Agreement or which, if in existence on the date of this Agreement, would have been required to have been disclosed in a Schedule to this Agreement; and

                  (d) Not take any affirmative action, or fail to take any reasonable action within the Company's control, as a result of which any of the changes or events listed in Section 2.24 is likely to occur.

         5.5 No Other Solicitations. Until the earlier of the Closing Date or the termination of this Agreement, the Company and its management and representatives shall not solicit or encourage any offer, proposal or inquiry from, or engage in any discussions or negotiations with, any person regarding equity-based financing on terms substantially similar to those set forth in this Agreement.


                                    ARTICLE 6
                 CONDITIONS PRECEDENT TO INVESTOR'S OBLIGATIONS

         The obligations of Investor to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date, unless specifically waived in writing by Investor prior to the Closing Date:

         6.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date (as defined in Section 8.1) as though made on and as of the Closing Date.

         6.2 Compliance with Covenants. The Company shall have duly performed and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by each on or prior to the Closing.

         6.3 Absence of Litigation. No action or proceeding shall be pending or, in the reasonable opinion of Investor, threatened by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would materially and adversely affect the right of Investor to own the Shares.

         6.4 Absence of Change. Between the date of this Agreement and the Closing, no Material Adverse Change shall have occurred including, with respect to the assets of the Company, any material casualty loss or destruction of, or damage to, such assets, whether or not insured.

         6.5 Consents and Approvals. All (a) Required Consents, (b) licenses, (c) other orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable governmental or judicial authority and (d) consents, approvals, authorizations or notifications of any other third parties, all as required in connection with consummation of the transactions contemplated by this Agreement shall have been made or obtained or shall have occurred.

         6.6 Terms of Series A Preferred. Prior to the Closing, the Company shall have duly adopted, executed and filed with the Secretary of State of Georgia the Articles of Amendment in the form included as a part of Exhibit A hereto, which Articles of Amendment shall be in full force and effect.

         6.7 Legal Opinion. Investor shall have received from Nelson Mullins Riley & Scarborough, L.L.P., counsel to the Company, an opinion, dated the Closing Date, in the form of Exhibit E.

         6.8 Satisfaction of Warrant Condition. Investor shall have received the written acknowledgment of Sirrom Investments, Inc. that the issuance and sale of the Series A Preferred pursuant to this Agreement constitutes receipt by the Company of equity capital in the amount of $1.5 million in satisfaction of the condition set forth in the last sentence of
Section 1 of the Stock Purchase Warrant.

         6.9 Registration Rights Agreement. The Company shall have executed and delivered the Registration Agreement in the form attached as Exhibit C.

         6.10 Co-Sale Agreement. The Company and Henry Baroco, Lynn Boggs, Thomas Bryan, Drew W. Edwards and Cleve B. Schultz, shall have executed and delivered the Co-Sale Agreement in the form attached as Exhibit D.

         6.11 Sirrom Investments, Inc. Consents. Sirrom Investments, Inc. shall have provided to the Company, and to Henry Baroco, Drew W. Edwards and Cleve B. Schultz, its written consents to the execution, delivery and performance by them of the Registration Agreement and the Co-Sale Agreement, respectively.


                                    ARTICLE 7
                CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION

         The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Closing Date, unless specifically waived in writing by the Company prior to the Closing:

         7.1 Representations and Warranties The representations and warranties of Investor contained in this Agreement shall have been true and correct on the date of this Agreement, and shall be true and correct on the Closing Date as though made on and as of the Closing Date.

         7.2 Compliance with Covenants. Investor shall have duly performed and complied with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it on or before the Closing Date.

         7.3 Absence of Litigation. No action or proceeding shall be pending by or, in the reasonable opinion of the Company, threatened by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would materially and adversely affect the right of the Company to issue the Series A Preferred to Investor.

         7.4 Consents and Approvals. All Required Consents shall have been obtained prior to or at the Closing.

         7.5 Amended and Restated Articles. The holders of a majority of the Common Stock shall have approved the Amended and Restated Articles, and the Amended and Restated Articles and the Articles of Amendment thereto shall have been filed with the Secretary of State of Georgia, all in accordance with the Georgia Business Corporation Code.

                                    ARTICLE 8
                                    CLOSING

         8.1 Closing. The closing of the sale of the Shares (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, 1275 Peachtree Street, NE, Atlanta, Georgia 30309, at 1:00 p.m., local time, on March 11, 1998, or such other date as may be mutually agreed upon by the parties to this Agreement; provided, however, as follows: (a) if one or more conditions to this Agreement is not satisfied by such date, the party benefitting from such condition may elect, in its sole discretion, one or more postponements of the Closing for the purpose of enabling such condition to be satisfied; and (b) notwithstanding the provisions of the preceding clause (a), in no event may the Closing be postponed beyond March 31, 1998. The date of the Closing is referred to as the "Closing Date."

         8.2 Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to Investor the following:

                  (a) stock certificates representing the Shares registered and reflecting denominations as requested by Investor;

                  (b) a certificate signed by the Company confirming the satisfaction of the conditions set forth in Sections 6.1 and 6.2 above as to representations, warranties and covenants and Section 6.4 above as to absence of changes;

                  (c) a copy of all corporate resolutions authorizing the execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated in this Agreement, accompanied by the certification of the Secretary of the Company to the effect that such resolutions are in full force and effect and have not been amended, modified or rescinded;

                  (d) the Company's good standing certificates from the Secretary of State of the state of the Company's incorporation and each of the states listed on Schedule 2.1, and certificates from the applicable departments of revenue or taxation of each such jurisdiction stating that all required taxes have been paid by the Company in full;

                  (e) the legal opinion referred to in Section 6.7;

                  (f) evidence of that all Required Consents have been obtained or satisfied; and

                  (g) reimbursement of Investor's out-of-pocket expenses in connection with Investor's purchase of the Series A Preferred, including but not limited to legal fees and expenses, in an amount not to exceed $40,000.

         8.3. Deliveries by Investor. At the Closing, Investor shall deliver or cause to be delivered to the Company the following:

                  (a) a certificate of Capital Appreciation Management Company, L.L.C., as General Partner of Investor, confirming the satisfaction of the conditions set forth in Sections 7.1 and 7.2 as to representations, warranties and covenants;

                  (b) a certificate of good standing for Investor issued by the Secretary of State of Georgia; and

                  (c) the Purchase Price, payable as provided in Section 1.2.


                                    ARTICLE 9
                                  TERMINATION

         9.1. Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) By the mutual written consent of the Company and Investor;

                  (b) By the Company (if the Company is not then in breach of any term of this Agreement), if Investor shall (i) fail to perform its agreements contained in this Agreement required to be performed on or prior to the Closing Date, or (ii) breach any of its representations or warranties contained in this Agreement, which failure or breach is not cured within ten days after the Company has notified Investor of its intent to terminate this Agreement pursuant to this subparagraph;

                  (c) By Investor (if Investor is not then in breach of any term of this Agreement), if the Company shall (i) fail to perform its agreements contained in this Agreement required to be performed on or prior to the Closing Date, or (ii) breach any of its representations or warranties contained in this Agreement , which failure or breach is not cured within ten days after Investor has notified the Company of its intent to terminate this Agreement pursuant to this subparagraph;

                  (d) By the Company or by Investor, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on the Company, or on Investor, which prohibits or restrains any party from consummating the transactions contemplated by this Agreement; or

                  (e) By the Company or by Investor, if the Closing has not occurred by March 31, 1998 for any reason other than delay or nonperformance of the party seeking such termination.

         9.2. Effect on Obligations. Termination of this Agreement pursuant to this Article shall terminate all obligation of the parties hereunder, except for the obligations under Sections 10.2 (with respect to expenses), 10.3 (with respect to publicity) and 5.1(b) (with respect to confidentiality);

provided, however, that termination pursuant to subparagraphs (b) or (c) of
Section 9.1 shall not relieve the defaulting or breaching party from any liability to the other party to this Agreement.


                                   ARTICLE 10
                                 MISCELLANEOUS

         10.1 Survival of Representations. All representations and warranties of the parties contained in this Agreement or otherwise made in writing in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement.

         10.2 Expenses. Except as otherwise provided in Section 8.2(g), all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense, whether or not the sale of the Shares is consummated.

         10.3 Publicity. Each of the Company and Investor agrees it will not make any press releases or other announcements prior to the Closing with respect to the transactions contemplated by this Agreement, except as required by applicable law, without the prior approval of the other party.

         10.4 Commercially Reasonable Efforts. Each party to this Agreement agrees to use all commercially reasonable efforts to satisfy the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement.

         10.5 Notices. All notices, demands and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid) or by telecopy (with telephone confirmation), and shall be deemed to have been given or made when personally delivered, the day of guaranteed delivery by such overnight courier service or when transmitted to the specified telecopy number and confirmed by telephone, addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

                  If to the Company:

                           Towne Services, Inc.
                           3295 River Exchange Drive
                           Suite 350
                           Norcross, Georgia 30092
                           Attention: Drew Edwards
                           Telephone: 770-734-2680
                           Telecopy:770-734-2682

                  With a copy (which shall not constitute notice) to:

                           Nelson Mullins Riley & Scarborough, L.L.P.
                           999 Peachtree Street, N.E.
                           First Union Plaza
                           Suite 1400
                           Atlanta, Georgia  30309
                           Attention:  Susan Spencer
                           Telephone:  404-817-6165
                           Telecopy:  404-817-6224

                  If to Investor:

                           Capital Appreciation Partners, L.P.
                           One Buckhead Plaza, Suite 1585
                           3060 Peachtree Road
                           Atlanta, Georgia 30305
                           Attention: Frank W. Brown
                           Telephone:  404-364-2092
                           Telecopy:  404-364-2058

                  With a copy (which shall not constitute notice) to:

                           Womble Carlyle Sandridge & Rice, PLLC
                           1275 Peachtree Street, N.E.
                           Atlanta, Georgia 30309
                           Attention: Steven S. Dunlevie
                           Telephone: 404-888-7401
                           Telecopy: 404-870-4828

         10.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement, and any purported assignment without such consent shall be void.

         10.8 Third Party Beneficiaries. None of the provisions of this Agreement or any document contemplated by this Agreement is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.

         10.9 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

         10.10 Recitals. The recitals set forth at the beginning of this Agreement are incorporated by reference in, and made a part of, this Agreement.

         10.11 Amendments. Any waiver, amendment, modification or supplement of or to any term or condition of this Agreement shall be effective only if in writing and signed by all parties hereto, and the parties to this Agreement waive the right to amend the provisions of this Section orally.

         10.12 Governing Law. This Agreement shall be governed by the laws of the State of Georgia, without regard to conflicts of laws principles.

         10.13 Jurisdiction: Service of Process. Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in Georgia, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that may be required of any party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in a manner provided in Section 10.5 above; provided, however, that nothing in this Section 10.13 will affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         10.14    Intentionally Omitted.

         10.15 Remedies. In the event litigation shall be necessary to enforce, interpret or rescind the provisions of this Agreement or any related matter, the prevailing party shall be entitled to recover from the adverse party, in addition to any other relief, the prevailing party's reasonable attorneys' fees for services before trial, at trial, and on any subsequent appeal by the adverse party.

         10.16 Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added a replacement provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

         10.17 Entire Agreement. This Agreement and the Schedules and Exhibits to this Agreement, together with the documents and instruments delivered pursuant to this Agreement, constitute the entire contract between the parties to this Agreement pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter including without limitation the letter of intent dated February 16, 1998, which are expressly terminated.

         10.18 Construction. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments, schedules or exhibits to this Agreement. Any reference to any federal, state or local statute or law shall be deemed also to refer to all rules and regulations promulgated under such statute or rule, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties to this Agreement intend that each representation, warranty and covenant in this Agreement shall have independent significance. If any party has breached any representation, warranty or covenant in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         Each of the parties has signed this Agreement, or has caused this Agreement to be signed by its duly authorized officer, as of the date first above written.


                           TOWNE SERVICES, INC.


                           By:   /s/ Bruce F. Lowthers, Jr.
                                 ---------------------------------------
                                 Name:  Bruce F. Lowthers, Jr.
                                 Title: Chief Financial Officer


                           CAPITAL APPRECIATION PARTNERS, L.P.


                           By:      CAPITAL APPRECIATION MANAGEMENT
                                    COMPANY, L.L.C., Its General Partner


                                    By:   /s/ Frank W. Brown
                                          ------------------------------
                                          Name: Frank W. Brown
                                          Title: Managing Member